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                                                                     Exhibit 5.1

                  [Gray Cary Ware & Freidenrich LLP Letterhead]


April 4, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Genetronics Biomedical Ltd. Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (Reg. No. 333-56978) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to 38,450,279 shares of Common Stock, par value $0.001 per share (the "Shares"), of Genetronics Biomedical Corporation (the "Company") issuable upon domestication of Genetronics Biomedical, Ltd. as a Delaware corporation.

We have examined a copy of the Registration Statement and the exhibits thereto, all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents (including resolutions adopted by the Board of Directors of Genetronics Biomedical, Ltd.) and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. For purposes of issuing the opinion below, we have assumed that the stockholders of Genetronics Biomedical, Ltd. will approve the terms of the domestication and that the Board of Directors of Genetronics Biomedical, Ltd. will subsequently approve the terms of the domestication.

Based on the foregoing, we are of the opinion that the Shares to be issued by the Company at the effective time of the domestication will have been duly authorized by the Company and, when issued as described in the Registration Statement and pursuant to the terms of the Agreement and Plan of Reorganization filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.



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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever it appears in the Registration Statement, as originally filed or as amended or supplemented.


Respectfully submitted,

Gray Cary Ware & Freidenrich LLP